                                                                     EXHIBIT 4.3








                               CLECO CORPORATION

                           DEFERRED COMPENSATION PLAN

                               CLECO CORPORATION
                           DEFERRED COMPENSATION PLAN

                                     INDEX

                                                                                  PAGE

ARTICLE I - PURPOSE............................................................    1

ARTICLE II - DEFINITIONS.......................................................    1

ARTICLE III - ELIGIBILITY AND PARTICIPATION....................................    4

ARTICLE IV - DEFERRALS.........................................................    4
 Deferral of Compensation, Bonus or Fees.......................................    4
 Deferral of Excess 401(k) Contributions.......................................    5
 Deferral of Option Gain.......................................................    6
 Short Term Deferrals..........................................................    6

ARTICLE V - COMPANY CONTRIBUTIONS..............................................    6
 Company Contributions.........................................................    6
 Matching Contributions........................................................    6
 Vesting.......................................................................    7

ARTICLE VI - MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT ACCOUNTS...........    7
 Establishment of Accounts.....................................................    7
 Status of Accounts............................................................    7
 Investment Policy.............................................................    7
 Deferral of Fees..............................................................    8
 Option Gain...................................................................    8
 Matching Contributions........................................................    8
 Accounting....................................................................    9
 Valuation Notice..............................................................    9
 No Rights as a Shareholder....................................................    9

ARTICLE VII - RETIREMENT BENEFITS..............................................    9
 Form of Retirement Benefit....................................................    9
 Amount of Retirement Benefits.................................................   10
 Time of Payment...............................................................   10
 Cash Out of Small Benefits....................................................   10
 Modification of Schedule A....................................................   10
 Manner of Payment.............................................................   11


ARTICLE VIII - DEATH BENEFITS..................................................   11
 Beneficiary Designation.......................................................   11
 Participant's Death Before Benefit Commencement Date..........................   11
 Participant's Death After Benefit Commencement Date...........................   11
 Death of Beneficiary..........................................................   11
 Discretionary Death Benefit...................................................   11
 Single-Sum Payment............................................................   11
 Manner of Payment.............................................................   12

ARTICLE IX - SHORT TERM DEFERRALS; HARDSHIP WITHDRAWALS; OTHER DISTRIBUTIONS...   12
 Short Term Deferrals..........................................................   12
 Hardship Withdrawal...........................................................   12
 Benefits Payable on Termination for Cause.....................................   13
 Early Payments................................................................   14
 Change in Control; Business Transaction.......................................   14
 Disability....................................................................   14

ARTICLE X - PLAN ADMINISTRATION................................................   15
 Powers........................................................................   15
 Payments......................................................................   15
 Delegation of Administrative Authority........................................   15

ARTICLE XI - PARTICIPANTS' RIGHTS..............................................   15
 Spendthrift Provision.........................................................   15
 No Continued Employment.......................................................   16
 Offset........................................................................   16
 Obligation for Benefit Payments...............................................   16
 Taxes.........................................................................   16
 Company's Protection..........................................................   16

ARTICLE XII - MISCELLANEOUS....................................................   16
 Termination of Plan...........................................................   16
 Funding.......................................................................   17
 Inurement.....................................................................   17
 No Effect on Other Benefits...................................................   17
 Amendment and Modification....................................................   17
 Governing Law.................................................................   17

                               CLECO CORPORATION
                           DEFERRED COMPENSATION PLAN


     Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "COMPANY"), hereby establishes the Cleco Corporation Deferred Compensation Plan (the "PLAN"), effective as of August 1, 2000 (the "EFFECTIVE DATE"). This Plan is intended to incorporate the Cleco Corporation Deferred Compensation Plan for Directors, as amended and restated, effective April 24, 1998, and that certain deferred compensation agreement between the Company and Gregory L. Nesbitt, dated December 27, 1999.

                                   ARTICLE I
                                    PURPOSE

     The Plan is intended to be an unfunded deferred compensation arrangement for the benefit of certain directors and key management employees of Cleco Corporation and its subsidiaries or affiliates, within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, this Plan is not intended to constitute an employee benefit plan under ERISA, which is subject to the provisions of Parts 2, 3 and 4 of Title I of ERISA. In accordance with such intent, any obligation of the Company to pay benefits hereunder shall be deemed to be an unsecured promise, and any right of a Participant or Beneficiary to enforce such obligation shall be solely as a general creditor of the Company. The Plan is not intended to constitute a qualified employee benefit plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                                  ARTICLE II
                                  DEFINITIONS


     2.1 ACCOUNTS or ACCOUNT means the aggregate of a Participant's Deferred Benefit Account, Directors' Predecessor Account and/or Nesbitt Deferred Benefit Account, as the case may be.

     2.2 AFFILIATE means any corporation or other form of entity of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests, provided that such entity is designated by the Committee as a participating entity hereunder. The initial Affiliates designated as participating entities hereunder are set forth on Exhibit A hereto.

     2.3 BENEFICIARY means the person, persons, entity or entities designated by a Participant to receive death benefits hereunder.

     2.4 BENEFIT COMMENCEMENT DATE means the date on which the payment of a Participant's retirement benefit is paid or first commences. Such date shall be designated by each Participant on Schedule A hereto.

     2.5  BOARD or BOARD OF DIRECTORS means the Board of Directors of the
Company.

     2.6 BONUS means an amount payable to a Participant as an annual cash bonus under a separate plan, policy or program maintained by the Company or an Affiliate, including, but not limited to, the Annual Incentive Compensation Plan, provided such plan, policy or program is designated by the Committee as a source for deferrals hereunder.

     2.7 BUSINESS TRANSACTION means and shall be deemed to occur in accordance with Section 12.6 of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, as amended from time to time.

     2.8 CHANGE IN CONTROL means and shall be deemed to occur in accordance with Section 2.4 of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, as amended from time to time.

     2.9 COMMITTEE means the members of the Compensation Committee of the Board of Directors of the Company.

     2.10 COMPANY CONTRIBUTIONS means the amount credited to a Participant's Deferred Benefit Account, if any, in accordance with Section 5.1 hereof.

     2.11 COMPANY STOCK means $2.00 par value voting common stock issued by the Company.

     2.12 COMPENSATION means the base salary paid by the Company or an Affiliate to a Participant for services rendered during a calendar year, but determined before reduction for compensation deferred pursuant to this Plan or any other plan maintained by the Company or an Affiliate. For this purpose, (a) COMPENSATION shall not include the amount of any long-term disability benefit or any form of retirement or deferred compensation payment distributed from a plan or arrangement sponsored by the Company, and (b) COMPENSATION may include such additional items of remuneration as may be designated by the Committee, from time to time.

     2.13 DEFERRED BENEFIT ACCOUNT means an account maintained on the books of the Company with respect to each Participant hereunder.

     2.14 DETERMINATION DATE means the Annual Determination Date and such other dates as may be designated, from time to time, by the Committee. ANNUAL DETERMINATION DATE means the last day of the Plan Year. The designation of such Determination Dates need not be uniform as to all Deferred Benefit Accounts maintained hereunder.

     2.15 DISABLED or DISABILITY means that an Employee is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan or that an Eligible Director would be receiving benefits under such plan, if such director were a participant therein. The Committee shall determine whether a Participant or Eligible Director is or becomes Disabled.

     2.16 DIRECTORS' PREDECESSOR PLAN means the Cleco Corporation Deferred Compensation Plan for Directors, most recently amended and restated effective as of April 24, 1998.

     2.17 ELIGIBLE DIRECTOR means an individual, other than an employee, who serves as a member of the Board of Directors of the Company or the board of directors or managers of an Affiliate, provided that such Affiliate is designated by the Committee as a participating Affiliate hereunder.

     2.18 FEES means the annual compensation paid by the Company or an Affiliate to each Eligible Director for his or her service as a member of the Board of Directors (or the board of directors or managers of an Affiliate) and for service on certain committees thereof, whether paid in the form of cash or Company Stock.

     2.19 FINANCIAL HARDSHIP means the occurrence of a severe financial hardship resulting from extraordinary and unforeseeable circumstances beyond the control of a Participant.

     2.20 OPTION GAIN means gain realized on the exercise of a nonqualified option granted under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan and/or the 1990 Long-Term Incentive Compensation Plan, most recently amended and restated as of April 24, 1998, as the same may be further amended from time to time, or such other incentive compensation granted under such plans, when designated by the Committee.

     2.21 PARTICIPANT means an executive officer, manager or other key employee of the Company or an Eligible Director, each of whom is designated in accordance with Article III hereof.

     2.22 PLAN means this Deferred Compensation Plan, as amended from time to time.

     2.23 PLAN YEAR means the 12-month period beginning each January 1st and ending each December 31st; provided, however, that the first Plan Year shall be a five-month period commencing as of August 1, 2000, and ending as of December 31, 2000.

     2.24 401(k) SAVINGS AND INVESTMENT PLAN means a qualified employee benefit plan maintained by Cleco Utility Group Inc., most recently amended and restated in its entirety as of January 1, 1994, as the same may be further amended and/or restated from time to time. The terms "PRE-TAX CONTRIBUTION" and "MATCHING CONTRIBUTION" shall have the meanings ascribed to them in such plan.

     2.25 SCHEDULE A means one or more written schedules which provide for (a) the deferral of a Participant's Compensation, Bonus or Excess 401(k) Contributions or Fees payable to an Eligible Director, (b) the designation of a Benefit Commencement Date, and/or (c) the election of the form of benefit payment. The terms of any such Schedule A are incorporated in this Plan by this reference.

     2.26 SHORT TERM DEFERRAL means the deferral of a Participant's Compensation, Bonus or Fees for a designated period of not less than 24 months, measured from the last day of the Plan Year with respect to which such Compensation, Bonus or Fees is payable.

     2.27 OTHER DEFINITIONS. The following terms shall have the meanings ascribed below: "ADVERSE DETERMINATION" is defined in Section 9.4 hereof; "CAUSE" is defined in Section 9.3 hereof; "EXCESS 401(K) CONTRIBUTIONS" is defined in Section 4.2 hereof; "MATCHING CONTRIBUTIONS" is defined in Section
5.2 hereof; "DIRECTORS' PREDECESSOR BENEFIT ACCOUNT" and "NESBITT DEFERRED BENEFIT ACCOUNT" are defined in Section 6.1 hereof.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


     Participants hereunder shall be (a) those persons listed on Exhibit A hereto, (b) Eligible Directors of the Company, (c) executive officers, managers and other key employees of the Company or an Affiliate, who may be designated individually or by groups or categories, in the discretion of the Committee, and
(d) Eligible Directors of an Affiliate, provided the Committee has designated such Affiliate as a participating Affiliate hereunder. The Committee shall notify each executive officer, manager or other key employee or Eligible Director of his or her eligibility to participate in this Plan. Except as to those persons listed on Exhibit B hereto, participation shall commence upon the execution of a Schedule A or similar agreement as provided herein.


                                  ARTICLE IV
                                   DEFERRALS


     4.1 DEFERRAL OF COMPENSATION, BONUS OR FEES. A Participant shall elect to defer his or her Compensation, Bonus or Fees, as the case may be:

     a. During the 30-day period immediately following receipt of initial notice from the Committee in accordance with Article III hereof, such election shall be effective with respect to Compensation, Bonus, or Fees payable with respect to services performed after such election is received and accepted by the Committee;

     b. At least 30 days prior to the first day of each Plan Year (or such shorter period permitted by the Committee); such election shall be effective with respect to Compensation, Bonus or Fees payable for services rendered during such Plan Year; or

     c. During the 30-day period immediately following the Effective Date with respect to the initial Plan Year; such election shall be effective with respect to Compensation or Fees payable with respect to services performed after such election is received and accepted by the Committee and with respect to any Bonus payable for service performed during such initial Plan Year.

An election to defer Compensation, Bonus or Fees hereunder shall be made, in writing, and shall be irrevocable during the Plan Year with respect to which the election relates or such longer period as may be designated by the Committee.
An election hereunder shall remain in effect until it is revoked or modified, except as to the first Plan Year or Option Gain.

     The Committee, in its discretion, may limit the amount of Compensation, Bonus or Fees subject to deferral hereunder, may prescribe a minimum deferral amount, may designate additional forms of remuneration for deferral under the Plan, may provide for the administration of multiple Benefit Commencement Dates with respect to deferrals hereunder or adopt such additional procedures as the Committee deems necessary or appropriate. The Committee shall notify all affected Participants, in writing, of any such limitations or additional forms of Compensation eligible for deferral. Any such procedures, conditions, limitations or designations shall be effective as of the January 1st which coincides with or immediately follows the date on which notice is provided to each Participant hereunder or at such other time as the Committee may designate.

     4.2 DEFERRAL OF EXCESS 401(k) CONTRIBUTIONS. Effective as of January 1, 2001, or such later date as may be designated by the Committee, the Company shall defer certain amounts contributed hereunder, pending contribution to the 401(k) Savings and Investment Plan ("EXCESS 401(k) CONTRIBUTIONS"), as set forth below:

     a. Prior to the first day of each Plan Year, each Participant who is also a participant in the 401(k) Savings and Investment Plan may designate on a written deferral election applicable to the 401(k) Savings and Investment Plan the maximum amount to be contributed as a Pre-Tax Contribution thereunder and elect to make an Excess 401(k) Contribution to this Plan on Schedule A hereto. Both such elections shall be irrevocable with respect to such Plan Year.

     b. During each Plan Year, Excess 401(k) Contributions shall be provisionally credited to such Participant's Deferred Benefit Account.

     c. The Committee may direct that a Matching Contribution be provisionally credited to such Participant's Deferred Benefit Account, the amount of such contribution to be determined in accordance with the terms of the 401(k) Savings and Investment Plan and the Participant's elections and contributions thereunder.

     d. As of the end of each Plan Year, the Committee shall determine the principal amount of such provisional contributions to be remitted to the trustee of the 401(k) Savings and Investment Plan as a Pre-Tax Contribution thereunder (including the related Matching Contribution, if any) and the amount to be finally characterized as an Excess 401(k) Contribution hereunder (including the related Matching Contributions, if any). Such remission shall be made not later than March 15th of the Plan Year immediately succeeding the Plan Year in which such contributions were made to this Plan.

     4.3  DEFERRAL OF OPTION GAIN.   Effective as of January 1, 2001, or such
later date as may be designated by the Committee, a Participant may elect to defer Option Gain, subject to the approval of the Committee, as follows:

     a. A Participant shall provide a written election to the Committee, which election shall (i) direct the deferral of Option Gain, (ii) designate a specific number of options with a designated option price to be subject to such deferral, and (iii) specify an exercise date. The terms of such election shall be irrevocable and shall be received and accepted by the Committee not later than six months prior to the designated exercise date.

     b. As of the exercise date, the affected Participant shall exercise the number and kind of options designated in his or her election.

     c. In lieu of the delivery of shares of Common Stock to the Participant as of the exercise date, Option Gain shall be credited to the affected Participant's Deferred Benefit Account as of such date.

     4.4 SHORT TERM DEFERRALS. A Participant may designate all or a portion of any Compensation, Bonus or Fee deferred hereunder as a Short Term Deferral, subject to the following rules:

     a. A Participant's designation of Compensation, Bonus or Fee defined hereunder as a Short Term Deferral shall be irrevocable; and

     b. A Participant shall designate the deferral period with respect to such amount on Schedule A hereto, which period shall not be less than 24 months, measured from the last day of the Plan Year with respect to the initial year in which Compensation, Bonus or Fees is otherwise payable; the designation of such deferral period shall be irrevocable.

                                   ARTICLE V
                             COMPANY CONTRIBUTIONS


     5.1 COMPANY CONTRIBUTIONS. The Committee, in its sole discretion, may credit an additional amount to the Deferred Benefit Account of any Participant hereunder. Any such contribution need not be uniform with respect to all Participants, but may be made with respect to any Participant or group of Participants designated by the Committee.

     5.2 MATCHING CONTRIBUTIONS. The Company shall credit to the Deferred Benefit Account of any affected Participant hereunder the amount of any Matching Contribution attributable to an Excess 401(k) Contribution hereunder, determined as if such amount was made as a Pre-Tax Contribution under the 401(k) Savings and Investment Plan (a "MATCHING CONTRIBUTION"). Any such contribution shall be treated as a provisional contribution and may be transferred to the 401(k) Savings and Investment Plan in accordance with Section 4.2 hereof.

     5.3 VESTING. The Committee, in its discretion, may establish a vesting schedule with respect to any Company Contribution hereunder (including earnings, gains or losses credited to such amount) and may impose a vesting schedule with respect to any Matching Contribution hereunder in accordance with the terms of the 401(k) Savings and Investment Plan. The Committee shall provide written notice of any such schedule to each affected Participant; any such schedule need not be uniform with respect to all Participants or each Company Contribution hereunder.

                                  ARTICLE VI
            MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT ACCOUNTS


     6.1  ESTABLISHMENT OF ACCOUNTS.   The Company shall establish and maintain
one or more of the following accounts for the benefit of each Participant hereunder:

     a. A "DEFERRED BENEFIT ACCOUNT," which shall be credited with a Participant's Compensation, Bonus or Fees deferred hereunder and Matching Contributions or Company Contributions made hereunder. A Deferred Benefit Account may be administered as one or more subaccounts to facilitate (i) the maintenance of any vesting schedule imposed hereunder, (ii) the administration of Short Term Deferrals,
          (iii) a particular method of crediting income, gain or losses, or (iv) for such other purpose as the Committee may deem necessary or appropriate;

     b. A "DIRECTORS' PREDECESSOR ACCOUNT," which shall be credited with each Eligible Director's balance in the Directors' Predecessor Plan, determined as of the Effective Date (or such later date designated by the Committee). No additional deferrals shall be credited to such account; and/or

     c. The "NESBITT DEFERRED BENEFIT ACCOUNT," which shall be credited with amounts deferred under that deferred compensation agreement between the Company and Gregory L. Nesbitt as of the Effective Date. No additional deferrals shall be credited to such account. Creation of the Nesbitt Deferred Benefit Account hereunder shall be deemed to extinguish the Company's obligation under the separate deferred compensation agreement between Gregory L. Nesbitt and the Company, dated December 27, 1999.

     6.2 STATUS OF ACCOUNTS. Accounts established hereunder shall be a bookkeeping entry only. The establishment and maintenance of any such account shall not be deemed to create a trust or other form of fiduciary relationship between the Company (or an Affiliate) and any Participant or Beneficiary or otherwise create, for the benefit of any Participant or Beneficiary, an ownership interest in or expectation of any specific asset of the Company (or of an Affiliate).

     6.3 INVESTMENT POLICY. Except as provided in Sections 6.4, 6.5 and 6.6 hereof, the Committee shall establish an investment policy with respect to amounts credited to Accounts maintained hereunder. Such policy may provide for the aggregation and investment of all Accounts, for the investment of such accounts in accordance with the specifications of each

Participant or for a combination thereof. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all Accounts maintained hereunder.

     If the Committee determines that the Accounts shall be aggregated for investment purposes, the Committee, in its discretion, shall direct the manner in which gain or loss is determined hereunder.

     If the Committee permits Participants to provide investment specifications with respect to Accounts hereunder, such specifications shall be deemed to be advisory only and shall not bind the Company, an Affiliate or the Committee to acquire any specific property or to invest the assets of any trust established in connection with this Plan in accordance therewith. Such specifications shall relate to investment in the types of property, including open or closed end mutual funds, common or collective funds or other pooled or collective accounts, as may be designated, from time to time, by the Committee (or its designee).
The Committee (or its designee) shall adopt rules governing investment specifications hereunder, including, without limitation (a) the increments in which such specifications shall be expressed, (b) the times at which changes can be made, (c) distinctions between the investment of prospective contributions and existing account balances, and (d) such other procedures as the Committee may determine are necessary or appropriate. Such rules need not be uniform as to all Participants and may be expressed in the form of written procedures or informally, as administrative practices.

     If a Participant ceases to be an employee or Eligible Director of the Company or an Affiliate for any reason, the Committee, in its sole discretion, may direct that gain or loss credited to such Participant's Accounts be determined with respect to one or more investments designated by the Committee or may permit such Participant or Beneficiary to continue to specify the investments in which his or her Accounts are deemed to be invested. Such determination shall be made in the sole discretion of the Committee and need not be uniform as to all Participants.

     6.4 DEFERRAL OF FEES. Notwithstanding any provision of this Plan to the contrary, if an Eligible Director elects to receive his or her Fees in the form of Company Stock or his or her Fees deferred under the Directors' Predecessor Plan were deferred in the form of Company Stock, then the Committee may direct that earnings, gains or losses attributable to such Fees shall be determined as if such deferrals remained invested in Company Stock at all times during the deferral period.

     6.5 OPTION GAIN. Notwithstanding any provision of this Plan to the contrary, if a Participant elects to defer Option Gain hereunder, the Committee may direct that earnings, gains or losses attributable to such Option Gain shall be determined as if such deferral remained invested in Company Stock at all times during the deferral period.

     6.6 MATCHING CONTRIBUTIONS. Notwithstanding any provision of this Plan to the contrary, if all or any portion of a Participant's Deferred Benefit Account consists of Matching Contributions, the Committee may direct that earnings, gains or losses attributable to such portion shall be determined as if such portion remained invested in Company Stock.

     6.7 ACCOUNTING. As of each Determination Date, a Participant's Accounts shall be adjusted as follows:

     a. There shall be credited to each Deferred Benefit Account the amount of any Compensation, Bonus, Excess 401(k) Contributions (including provisional contributions) deferred not later than 30 days following the applicable payment date.

     b. Any Matching Contributions (including provisional contributions) or Company Contributions since the immediately preceding Determination Date shall be credited to each affected Participant's Deferred Benefit Account.

     c. Interest, gain or loss, including, without limitation, dividend equivalent units, shall be credited (or charged) to the Participant's Accounts for the period since the immediately preceding Determination Date.

     d. The Participant's accounts shall be reduced by any payment or other form of distribution or transfer (including the transfer of provisional contributions) made since the immediately preceding Determination Date.

     6.8 VALUATION NOTICE. At least as frequently as each Annual Determination Date, the Committee shall furnish each Participant with a valuation notice which includes the amounts credited to the Participant's Accounts and the earnings, gains or losses allocated to such Accounts since the immediately preceding Determination Date.

     6.9 NO RIGHTS AS A SHAREHOLDER. Prior to the distribution of Company Stock hereunder, a Participant shall have no rights as a shareholder with respect to amounts deemed invested in such stock.

                                  ARTICLE VII
                              RETIREMENT BENEFITS

     7.1 FORM OF RETIREMENT BENEFIT. A retirement benefit shall be payable in accordance with the Participant's election on Schedule A in the form of:

     a. Substantially equal annual installment payments for a period designated by such Participant, but not in excess of 15 consecutive years; or

     b.   A single-sum payment.

If no election is received by the Committee or if a Participant's election cannot be administered, such Participant's retirement benefit shall be distributed in five substantially equal annual installment payments.

     7.2 AMOUNT OF RETIREMENT BENEFITS. The amount of a Participant's retirement benefit hereunder shall equal the amount credited to such Participant's Accounts, determined in accordance with the following rules:

     a. If such benefit is paid in the form of a single-sum, such benefit shall equal the amount credited to such Participant's Accounts as of the Determination Date that corresponds to or immediately follows such Participant's Benefit Commencement Date. If a Participant has elected to defer his or her Bonus with respect to the year in which his or her Benefit Commencement Date occurs, the amount of such Bonus shall be paid in the form of a single-sum as of the Determination Date that coincides with or immediately follows the date on which the Bonus is credited to the Participant's Deferred Benefit Account hereunder.

     b. If such benefit is paid in the form of installments, the amount of each annual installment shall equal the value of the Participant's Accounts as of the Annual Determination Date that coincides with or immediately precedes the payment date multiplied by a fraction (i) the numerator of which is one, and (ii) the denominator of which is the number of annual installments remaining to be paid pursuant to the Participant's election. During the installment period, the Participant's Accounts shall be credited with income, gain or loss in accordance with the provisions of Article VI hereof. To facilitate installment distributions hereunder, each Participant's investments (if any) shall be deemed liquidated on a pro rata basis, unless the Committee provides otherwise.

     7.3 TIME OF PAYMENT. A Participant's retirement benefit shall be payable (or payments shall commence) as of the first day of the second calendar month immediately following such Participant's Benefit Commencement Date. If a Participant's retirement benefit is payable in the form of annual installments, each remaining installment shall be paid as of February 1st.

     7.4 CASH OUT OF SMALL BENEFITS. If the value of a Participant's Accounts is $25,000 or less as of the date on which his or her employment with the Company and all Affiliates ceases or as of his or her Benefit Commencement Date, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Participant in the form of an immediate single-sum payment as of such date. No additional benefit shall be payable with respect to such Accounts.

     7.5 MODIFICATION OF SCHEDULE A. The portion of each Schedule A as to the time and manner of payment shall be deemed to apply to the aggregate amount credited to a Participant's Accounts, from time to time. A Participant shall be entitled to modify his or her Schedule A, from time to time, with respect to the time or manner of payment thereunder; provided, however, that any such modification shall be effective only if received and accepted by the Committee at least 18 months prior to his or her termination of employment with the Company and all Affiliates or 18 months prior to his or her Benefit Commencement Date, if earlier.

     7.6 MANNER OF PAYMENT. If the Committee directs that a Participant's deferrals hereunder shall be deemed invested in Company Stock in accordance with the provisions of Section 6.4 or 6.5 hereof, then any distribution with respect to such deferrals shall be made in the form of Company Stock, with cash distributed in lieu of a fractional share.

                                 ARTICLE VIII
                                DEATH BENEFITS

     8.1  BENEFICIARY DESIGNATION.  A Participant shall be entitled to designate
one or more Beneficiaries on forms provided by the Committee.   Any such
designation may be modified by delivery of a new designation to the Committee. Any designation or modification shall be effective upon its receipt and acceptance by the Committee. If a Participant fails to designate a Beneficiary or if a Participant's designation cannot be administered, the Participant's estate shall be deemed his or her Beneficiary hereunder.

     8.2 PARTICIPANT'S DEATH BEFORE BENEFIT COMMENCEMENT DATE. If a Participant dies before his or her Benefit Commencement Date, the Participant's Beneficiary shall be paid a death benefit in the form of five substantially equal installment payments, commencing as soon as practicable after the date of the Participant's death. The amount of each annual installment shall equal the value of the deceased Participant's Accounts as of the Annual Determination Date immediately preceding payment, multiplied by a fraction (a) the numerator of which is one, and (b) the denominator of which is the number of annual installments remaining to be paid. During the installment period, the deceased Participant's Accounts shall be credited with income, gain or loss in accordance with the provisions of Article VI hereof. To facilitate payment hereunder, such Beneficiary's individual investments (if any) shall be deemed liquidated on a pro rata basis, unless the Committee provides otherwise.

     8.3 PARTICIPANT'S DEATH AFTER BENEFIT COMMENCEMENT DATE. If a Participant dies after his or her Benefit Commencement Date, the Company shall pay to the Participant's Beneficiary the remaining benefit, if any, that would otherwise be payable to the deceased Participant, determined in accordance with the terms of his or her Schedule A.

     8.4 DEATH OF BENEFICIARY. In the event of the death of a Beneficiary, the remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary's death, if any, shall be payable to the beneficiary or beneficiaries designated in writing, by such Beneficiary on a form submitted by such Beneficiary to the Committee (or such benefits shall be payable to the Beneficiary's estate if the Beneficiary fails to designate a beneficiary or beneficiaries).

     8.5 DISCRETIONARY DEATH BENEFIT. The Committee, in its discretion, may increase the amount of any death benefit payable in accordance with Section 8.2 or 8.3 hereof. Such increase, if any, shall be aggregated with amounts otherwise credited to the deceased Participant's Accounts and shall be payable in accordance with Section 8.2 or 8.3, as the case may be. The amount of any such increase need not be uniform as to all Participants hereunder.

     8.6 SINGLE-SUM PAYMENT. If the value of a death benefit payable hereunder is $25,000 or less, then notwithstanding any provision of this Plan to the contrary, the Committee shall distribute such amount to the Participant's Beneficiary or Beneficiaries in the form of a single-sum payment, and no additional benefit shall be payable under this Plan with respect to such Participant.

     8.7 MANNER OF PAYMENT. If the Committee directs that an amount deferred hereunder be deemed invested in Company Stock during the period of such deferral in accordance with Section 6.4 or 6.5 hereof, amounts distributable with respect to such deferral shall be paid in the form of Company Stock, with cash distributed in lieu of a fractional share.

                                  ARTICLE IX
                        SHORT TERM DEFERRALS; HARDSHIP
                       WITHDRAWALS; OTHER DISTRIBUTIONS


     9.1  SHORT TERM DEFERRALS.   Notwithstanding any provision of this Plan to
the contrary, the amount of a Participant's Short Term Deferral (as adjusted for income, gain or loss) shall be distributed in the form of a single-sum payment as of the Determination Date that coincides with or immediately follows the Annual Distribution Date designated by such Participant on his or her Schedule A.

     9.2 HARDSHIP WITHDRAWAL. If a Participant experiences a Financial Hardship, such Participant may request the Committee to approve the withdrawal of all or a portion of his or her Accounts in the form of an immediate single-sum payment, subject to the limitations set forth below.

     a. A request for withdrawal shall be made, in writing, and shall set forth the circumstances surrounding the Financial Hardship. As a condition of and part of such request, the Participant shall provide to the Committee his or her written representation that (i) the hardship cannot be relieved by insurance or other reimbursement reasonably available to the Participant, (ii) the hardship can only be relieved by liquidation of the Participant's assets and any such liquidation would itself result in severe damage or injury to the Participant, and (iii) the Participant has no reasonable borrowing capacity to relieve the hardship. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether a Financial Hardship exists and the amount of the hardship and to establish additional conditions precedent to the review or granting of a request for a withdrawal on account of a Financial Hardship.

     b. If the Committee determines that a Financial Hardship exists, the Committee may authorize the immediate distribution of an amount required to meet the financial need created by such hardship, including any taxes payable on account of such distribution.

     c. The amount of a withdrawal on account of a Financial Hardship shall reduce the amount credited to a Participant's Accounts, and the Participant's Accounts shall be reduced by an additional amount equal to 10% of the amount withdrawn.

     d. The Committee shall require, as a condition of any withdrawal on account of a Financial Hardship, the termination of any deferral election as to any Compensation with respect to which services have not yet been performed. In no event shall the affected Participant be entitled to enter into a new Schedule A until the January 1st immediately following the year in which such cessation of a deferral occurs.

     e. The Committee shall establish such additional rules as may be reasonably required to administer the withdrawal of amounts under this
          Section 9.2. Such rules may include, but shall not be limited to, the imposition of additional conditions precedent to the withdrawal, the determination of the amount of any benefit reduction, and the disposition of any terminated deferral election under Section 9.2d, hereof. The determination by the Committee as to all matters pertaining to a Financial Hardship shall be final and binding upon all affected Participants and Beneficiaries.

     9.3 BENEFITS PAYABLE ON TERMINATION FOR CAUSE. Notwithstanding any other provision of this Plan to the contrary, if a Participant's employment with the Company or any Affiliate is terminated for Cause before his or her Benefit Commence Date, the Participant's participation in this Plan shall be terminated and the Participant shall not be entitled to any form of benefit hereunder; provided, however, that the Participant (or the Participant's Beneficiary) shall be paid the principal amount of such Participant's Compensation, Bonus, or Fees deferred hereunder (but not Matching Contributions, Company Contributions or the earnings or losses thereon), as soon as practicable after such termination.

     For purposes of this Section 9.3, the term "CAUSE" means that a Participant has:

     a. Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;

     b. Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information which is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation; or

     c. Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of the Participant will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether Cause has occurred hereunder.

     9.4 EARLY PAYMENTS. Notwithstanding any provision of this Plan to the contrary, the Committee may direct the distribution to any Participant (or Beneficiary) in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's affected Deferred Benefit Account, if an Adverse Determination is made with respect to such Participant. For this purpose, the term "ADVERSE DETERMINATION" shall mean that, based upon Federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves such Participant or a determination of counsel, a Participant has or will recognize income for Federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.

     Further, notwithstanding any provision of the Plan to the contrary, the Committee may direct the trustee of any trust established pursuant to Section
12.2 hereof to distribute to any Participant in the form of an immediate single-sum payment all or any portion of the amount then credited to a Participant's Deferred Benefit Account based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Department of Labor, a regulation issued by the Secretary of Labor, a decision by a court of competent jurisdiction, an agreement between such Participant and the Department of Labor or similar agency or an opinion of counsel, such Participant is not a "management" or "highly compensated" employee or this Plan is not an "unfunded" plan within the meaning of ERISA.

     9.5 CHANGE IN CONTROL; BUSINESS TRANSACTION. Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control or a Business Transaction, the Committee shall provide each affected Participant with written notice of the occurrence of such change or transaction. Each affected Participant may request distribution of all or a portion of his or her Accounts by providing written notice to the Committee, within 30 days of receipt of notice of such event, which notice shall designate the amount to be withdrawn; any such withdrawal shall be subject to the following rules and limitations:

     a. Such withdrawal shall be made not later than 30 days after notice is received by the Committee;

     b.   No more than one such withdrawal shall be permitted hereunder; and

     c. At the time of such withdrawal, the Participant's Accounts shall be reduced by an additional amount equal to 10% of the withdrawal.

     9.6 DISABILITY. If a Participant becomes Disabled, he or she shall be entitled to request the withdrawal of all or a designated portion of his or her Accounts by providing written notice to the Committee at any time after such Disability commences. The Committee shall distribute the affected portion of such Participant's Accounts as soon as practicable after receipt of written notice, subject to the following rules and limitations:

     a.   No more than two such withdrawals shall be permitted hereunder; and

     b. At the time of each such withdrawal, the affected Participant's Accounts shall be reduced by an amount equal to 10% of the distribution.

                                   ARTICLE X
                              PLAN ADMINISTRATION


     10.1 POWERS. This Plan and all matters related thereto shall be administered by the Committee. The Committee shall have the power and authority to interpret the provisions of this Plan and shall determine all questions arising under the Plan including, without limitation, all questions concerning administration, eligibility, the determination of benefits hereunder, and the interpretation of any form or other document related to this Plan. In addition, the Committee shall have the authority to prescribe, amend and rescind rules and administrative procedures relating to the operation of this Plan, to instruct any trustee as to the investment of any asset held for the purposes described in
Section 12.2, hereof, and to correct any defect, supply any omission or reconcile any inconsistency in this Plan.

     Any determination by the Committee need not be uniform as to all or any Participant hereunder. Any such determination shall be conclusive and binding on all persons. The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel as it deems necessary to administer the Plan.

     10.2 PAYMENTS. The Committee shall have the power and authority to determine the time and amount of any distribution or withdrawal hereunder. The Committee shall direct the trustee of any trust established pursuant to Section 12.2, hereof, in writing, as to any such distribution or withdrawal.

     10.3 DELEGATION OF ADMINISTRATIVE AUTHORITY. The Committee, in its sole discretion, may delegate to the executive officers of the Company all or any portion of the power and authority granted to it hereunder. When acting in accordance with such delegation (whether made orally or in writing) such officers shall be deemed to possess the power and authority granted to the Committee hereunder.

                                  ARTICLE XI
                             PARTICIPANTS' RIGHTS

     11.1 SPENDTHRIFT PROVISION. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any amount payable hereunder. No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony or separate maintenance owed by a Participant or any other person. No amount payable under this Plan shall be transferable by operation of law in the event of a Participant's or other person's bankruptcy or insolvency.

     11.2 NO CONTINUED EMPLOYMENT. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of participation in this Plan.

     11.3 OFFSET. If, at the time of any distribution hereunder, a Participant or his or her Beneficiary is indebted to the Company or an Affiliate, then any distribution to be made to the Participant, his or her Beneficiary or both, may, at the discretion of the Committee, be reduced by the amount of such indebtedness.

     11.4 OBLIGATION FOR BENEFIT PAYMENTS. Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall remain the obligation of the Company or any such Affiliate. In the event the Company designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations of the Company and/or with respect to any Participant who is an employee of an Affiliate, the obligation of such Affiliate, the Company or Affiliate, as the case may be, shall remain responsible for such deficiency.

     11.5 TAXES. The Company or an Affiliate or any third-party payor shall withhold from the payment benefits hereunder any amount required to be withheld under applicable federal or state tax laws.

     11.6 COMPANY'S PROTECTION. By execution of a Schedule A, each Participant shall be deemed to have agreed to cooperate with the Company by furnishing any and all information reasonably requested by the Committee in order to facilitate the payment of benefits hereunder, including, without limitation, the taking of such physical examinations as the Company or the Committee may deem necessary and taking such other action as may reasonably be requested by the Company or the Committee. If a Participant refuses to cooperate, is uninsurable or is insurable at other than standard rates, the Committee, in its sole discretion, may determine that the Participant is ineligible to participate hereunder. Upon any such determination, the Participant shall be entitled to the return of the principal amount of his or her deferrals, whether attributable to Compensation, Bonus, Fees or Excess 401(k) Contributions.

     If insurance on the life of any Participant is obtained and such Participant commits suicide during the two-year period beginning on the date of his or her participation in this Plan or if a Participant hereunder makes any material misstatement of information or nondisclosure of medical history, the Committee, in its sole discretion, may terminate the participation of any such Participant hereunder. Upon any such termination, the Participant shall be entitled to the return of the principal amount of his or her deferrals hereunder, whether attributable to Compensation, a Bonus, Fees or Excess 401(k) Contributions.

                                  ARTICLE XII
                                 MISCELLANEOUS


     12.1 TERMINATION OF PLAN. The Board of Directors shall have the right, at any time, to terminate this Plan. The Board shall provide written notice of such termination to each Participant hereunder. During the 30-day period immediately following receipt of such notice, each Participant shall be entitled to elect a distribution of all or a portion of the amount then credited to his or her Accounts in the form of an immediate single-sum payment. In the event a Participant elects a single-sum payment hereunder, the value of his or her Accounts shall be reduced by 10% of the amount of the payment.

     12.2 FUNDING. The Company shall establish a trust in connection with the adoption of this Plan. Each year during the continuance of this Plan, the Committee may designate amounts or property to be added to the trust on behalf of the Company or an Affiliate. The property comprising the assets of such trust, including any insurance policy on the life of a Participant purchased by such trust or contributed to such trust by the Company or an Affiliate, shall at all times remain the property of such trust. The trustee of such trust shall distribute the assets comprising such trust in accordance with the provisions and the trust agreement, all as instructed by the Committee, but in no event shall such trustee distribute the assets of such trust to or for the benefit of the Company or any Affiliate, except as provided in the trust agreement.

     No Participant or Beneficiary shall have the right to, or claim under or against, any insurance policy on the life of the Participant obtained by the Company or an Affiliate or any asset held in trust to help defray the cost incurred in providing benefits under this Plan. Any such policy or other property shall be, and remain, a general, unpledged asset of the Company or an Affiliate or the trust, as the case may be.

     12.3 INUREMENT. This Plan shall be binding upon and shall inure to the benefit of the Company and each Participant hereto and their respective heirs, executors, administrators, successors and assigns.

     12.4 NO EFFECT ON OTHER BENEFITS. Any compensation paid or benefits provided to a Participant shall be in addition to, and not in lieu of, the benefits provided to such Participant under this Plan. Nothing in this Plan shall be construed as limiting, varying or reducing the provision of any benefit available to a Participant, such Participant's estate or Beneficiary pursuant to any employment agreement, retirement plan, including any qualified pension or profit-sharing plan, health, disability or life insurance plan or any other form of agreement or arrangement between the Company and/or an Affiliate and a Participant.

     12.5 AMENDMENT AND MODIFICATION. The Board of Directors of the Company may amend this Plan, in its discretion; provided, however, that any amendment adversely affecting amounts then credited to Accounts hereunder shall be approved by each affected Participant (or his or her Beneficiary). Notwithstanding the foregoing, however, the consent of any Participant or Beneficiary shall not be required if the Board of Directors reasonably determines that an amendment is necessary to ensure that amounts credited to a Participant's Accounts are not subject to federal income taxation until withdrawn or distributed or to ensure that the Plan is deemed to be unfunded or maintained for the benefit of a select group of management employees within the meaning of ERISA.

     12.6 GOVERNING LAW. This Plan is governed by the internal laws of the State of Louisiana, in all respects, including matters of construction, validity and performance.

     THIS PLAN was approved by the Board of Directors of Cleco Corporation on July 28, 2000, to be effective as of August 1, 2000.

                                          CLECO CORPORATION

                               CLECO CORPORATION
                           DEFERRED COMPENSATION PLAN

                                   EXHIBIT A
                        INITIAL PARTICIPATING AFFILIATES


Entity                                               Federal Tax ID Number

CLE Resources, Inc.                                         51-0347558
Cleco Innovations LLC                                       pending
Cleco Midstream Resources LLC                               72-1430427
Cleco Support Group LLC                                     72-1440332
Cleco Power LLC                                             72-0244480
Acadia Power Holdings LLC                                   55-2222960
Cleco Business Development LLC                              72-1459477
Cleco Columbian LLC                                         none
Cleco ConnexUs LLC                                          72-1458889
Cleco Energy LLC                                            72-0552102
Cleco Evangeline LLC                                        72-1430430
Cleco Generation Services LLC                               72-1432536
Cleco Marketing & Trading LLC                               72-1432535
Perryville Energy Holdings LLC                              72-1483837
Utility Construction & Technology Solutions LLC             72-1401308
Acadia Power Partners LLC                                   72-0535898
Perryville Energy Partners, LLC                             pending
Sabine Texican Pipeline Company                             75-1085381
CLE Intrastate Pipeline Company, Inc.                       72-1137860
DeSoto Pipeline Company, Inc.                               75-1131148
Four Square Gas Company, Inc.                               72-1085382
Four Square Production, L.L.C.                              75-2684991
Panola Exploration, Inc.                                    75-2694481
STP Marketing, Inc.                                         72-1085380
Hudson SVD, L.L.C.                                          75-2655754
Providence Partners, L.L.C.                                 75-2703758
Rio Bravo Energy LLC                                        74-2888452
Sonora Pipeline LLC                                         76-0592044

                               CLECO CORPORATION
                           DEFERRED COMPENSATION PLAN

                                   EXHIBIT B
                              INITIAL PARTICIPANTS


     This Exhibit B is intended to form a part of the Cleco Corporation Deferred Compensation Plan and to be deemed incorporated therein by this reference. In accordance with Article III of the Plan, the following persons shall be deemed Participants in the Plan, without the necessity of further action:

     a.  Gregory L. Nesbitt; and

     b. Any member of the Board of Directors of Cleco Utility Group Inc. who elected to defer his or her fees under the terms of the Cleco Corporation Deferred Compensation Plan for Directors.